PRICING SUPPLEMENT NO. 140                                        Rule 424(b)(3)
DATED: July 23, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
 and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$105,000,000                     [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
July 28, 1998                    [_]                        [_]


Maturity Date:                   CUSIP#: 073928 EC 3
July 28, 1999

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]     Commercial Paper Rate             Minimum Interest Rate: N/A

[_]     Federal Funds Rate                Interest Reset Date(s): *

[_]     Treasury Rate                     Interest Reset Period: Monthly

[_]     LIBOR Reuters                     Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                        Interest Payment Period: Monthly

[_]     CMT Rate



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Initial Interest Rate: ***


Index Maturity:  One Month


Spread (plus or minus): -0.03%

--------------------------------
*     The 28th of each month.

**    The 28th of each month.

*** The one-month LIBOR rate on July 24, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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